NEXTDECADE CORPORATION
2017 Omnibus Incentive Plan
Stock Option Award Agreement
This Stock Option Award Agreement (this “Agreement”) is made by and between NextDecade Corporation, a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).
RECITALS
WHEREAS, the Company has adopted the NextDecade Corporation 2017 Omnibus Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of a Stock Option to the Participant, subject to the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:
1.    Grant of Stock Option. The Company hereby grants to the Participant, effective as of the Date of Grant, an option (the “Option”) to purchase [●] ([●]) shares of Common Stock, which Option shall be subject to time-based vesting, on the terms and conditions set forth in the Plan and this Agreement.

The Option is intended to be a Nonqualified Stock Option.

2.    Exercise Price Per Share. The price which must be paid for each share of Common Stock subject to the Option (the “Exercise Price”) to exercise the Option is $[●].

3.    Vesting and Exercisability of the Option. Subject to the terms and conditions set forth in the Plan and this Agreement, the Option shall become vested and exercisable as follows, and be subject to the following conditions:

(a)    Service Period; Forfeiture. The Option shall become vested and exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject to the Option on August 31, 2027 (the “Vesting Date”), subject to the Participant’s continued Service through the Vesting Date. Except as otherwise provided in this Section 3, or unless the Committee otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of the Participant’s termination of Service for any reason.

(b)    Events in Connection with a Change of Control. If there is a Change of Control and the Option is assumed or replaced in such Change in Control, and the Participant’s Service with the Company or its Subsidiaries is terminated without Cause within 12 months following such Change of Control, the Option shall become fully vested and exercisable on the date of such termination of Service. If there is a Change of Control and the Option is not assumed or replaced with an award of substantially equivalent value, the Option shall become immediately vested and exercisable with respect to one hundred percent (100%) of the shares subject to the Option and cancelled in exchange for cash, shares of Common Stock, other property or any combination thereof with a value per share of Common Stock subject to the Option equal to the excess, if any, of the value or amount of consideration paid per share of Common Stock in the Change of Control transaction to holders of shares of Common Stock (or, if no consideration was paid, Fair Market Value of each share of Common Stock) over the Exercise Price.

(c)    Termination of Service Other Than For Cause, death, Disability or By Reason of Voluntary Resignation. In the event the Participant’s Service with the Company or its Subsidiaries is terminated by the Company during the twelve months immediately preceding the Vesting Date, other than for Cause or following a Change of Control, the Option shall vest and become exercisable on the date of such termination, as to a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock subject to the Option, multiplied by (y) a fraction, the numerator of which is the Participant’s number of days of Service between the Date of Grant and the date of termination and the denominator of which is 1,095.

For purposes of this Agreement, the term “Cause” shall mean (i) the Participant has committed a deliberate act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or (ii) the commission by a Participant of, or the plea of nolo contendere by such Participant with respect to, a felony or a crime involving moral turpitude; or (iii) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Board); or (iv) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or (v) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement, restrictive covenants agreement or similar type of agreement to which such Participant is a party; or (vi) the Participant’s misappropriation of the Company’s or any of its Subsidiary’s assets or business opportunities; or (vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the

Company’s premises or (y) habitual drunkenness on the Company’s premises or while representing the Company to third parties.
Any voluntary termination of Service or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.”
(d)    Death or Disability. Upon the termination of the Participant’s Service due to death or Disability, the Option shall become vested and exercisable as of the Vesting Date.
4.    Expiration Date: The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)    the 10th anniversary of the Date of Grant;
(b)    the Participant’s termination of Service for Cause;

(c)    in the event the Participant’s Service terminates due to death or disability, the first anniversary of the later of (x) the date of Participant’s termination of Service or (y) the Vesting Date; or

(d)    the date three months following the date of the Participant’s termination of Service for any reason other than those set forth in Sections 4(b) or (c).

5.    Method of Exercise. The Option may be exercised by delivering to the Company, during the period in which the Option is exercisable, (i) a notice, which may be electronic, of the Participant’s intent to purchase a specific number of shares of Common Stock pursuant to the Option (a “Notice of Exercise”), and (ii) full payment of the Exercise Price for such number of shares. Payment of the Exercise Price may be made by any one or more of the following means: (a) cash, personal check, or wire transfer; (b) the Company withholding shares that would otherwise be issued upon exercise of the award having a Fair Market Value equal to the amount needed to pay the Exercise Price; or (c) if approved and permitted by the Committee, shares of Common Stock owned by the Participant with a Fair Market Value on the date of exercise equal to the Exercise Price, which such shares must be fully paid, non-assessable, and free and clear from all liens and encumbrances.

6.    Exercise of Option.

(a)    Person Eligible to Exercise. During the Participant’s lifetime, only the Participant may exercise the Option, unless the Committee approves a transfer of the Option to a “family member” of the Participant in accordance with the Plan. After the Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by the Participant’s designated beneficiary as provided in the Plan.

(b)    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

7.    Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any shares deliverable under this Agreement, or to require the Participant to remit to the Company, the amount of any required withholding taxes in connection with the Option and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. Notwithstanding any action the Company takes with respect to any or all income tax, social security insurance, payroll tax, or other tax-related withholding (“Tax Items”), the ultimate liability for all Tax Items is and remains the Participant’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, and (ii) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax Items.

8.    Adjustment. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Option may be adjusted in accordance with Section 4.5 of the Plan.

9.    Restrictive Covenants; Additional Conditions.

(a)    Non-Solicitation. During the period beginning on the Date of Grant and ending 24-months after Participant’s termination of Service with the Company and its Subsidiaries (the “Restricted Period”), the Participant will not engage in or attempt to engage in any Solicitation; provided that Solicitation will not be considered to have occurred by the general advertising for or hiring of any employee by entities with which the Participant is associated, as long as he does not (a) directly or indirectly contact such employee prior to his departure from the Company or during the balance of the Restricted Period regarding such employee’s employment with such entities, or (b) in the case of hiring such employee, control such entity or have any input in the decision to hire such employee. Responding to reference requests shall not be considered a Solicitation. For avoidance of doubt, for the purposes of this Section 9(a), (i) “employee” shall not include any employee of the Company that has not been employed by the Company for a period of at least thirty (30) days, and (ii) Solicitation will be not be considered to have occurred with respect to any agent of consultant to the Company merely because such agent or consultant is retained by such entity or entities. For purposes of this Agreement, “Solicitation” means, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity, (i) the solicitation of, inducement of, or attempt to induce, any employee, agent or consultant of the Company to leave the employ of, or stop providing services to, the Company; or (ii) the offering or aiding another to offer employment to, or interfering or attempting to interfere with the Company’s relationship with, any employees or consultants of the Company.

(b)    Non-Disparagement. Participant shall not, at any time, directly or indirectly, disparage or make any statement or publication that is intended to or has the effect of disparaging, impugning or injuring the reputation or business interests of the Company or its products, services, officers or employees, regardless of any perceived truth of such statement or publication.

(c)    Confidentiality and Trade Secrets. The Participant understands and agrees that Confidential Information will be considered the trade secrets of the Company and will be entitled to all protections given by law to trade secrets and that the provisions of this Agreement apply to every form in which Confidential Information exists, including, without limitation, written or printed information, films, tapes, computer disks or data, or any other form of memory device, media or method by which information is stored or maintained. The Participant acknowledges that in the course of employment with the Company, he has received and may receive Confidential Information of the Company. The Participant further acknowledges that Confidential Information is a valuable, unique and special asset belonging to the Company. For these reasons, and except as otherwise directed by the Company, the Participant agrees that he will not disclose or disseminate to anyone outside the Company, nor use for any purpose other than as required by his work for the Company, nor assist anyone else in any such disclosure or use of, any Confidential Information. For purposes of this Agreement, “Confidential Information” means all confidential or proprietary information that relates to the business, technology, manner of operation, suppliers, customers, finances, investors, prospective investors, technical data, engineering data, project specifications and studies, employees, or business plans, proposals or practices of the Company or its subsidiaries (if any), and includes, without limitation, the identities of the Company’s suppliers, investors, prospective investors, customers and prospective customers, the Company’s business plans and proposals, marketing plans and proposals, technical plans and proposals, research and development, budgets and projections, and nonpublic financial information. Excluded from the definition of Confidential Information is industry practices, standards and general operational procedures generally known to the public.

(d)    Notwithstanding any other provision of this Agreement, if the Participant breaches any obligation under this Section 9, any Option that has not been settled shall be forfeited and the Company may require the Participant to repay to the

Company any previously issued shares of Common Stock or any payment made to the Participant pursuant to this Agreement.

10.    Miscellaneous Provisions.

(a)    Securities Laws Requirements. No shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares.
(b)    No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)    Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(d)    Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)    Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(g)    Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(h)    Choice of Law; Arbitration; Jurisdiction. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. The arbitration proceeding shall be confidential, except that judgment may be entered on the arbitrator’s award in any court having jurisdiction. All claims, causes of action or proceedings that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.
(i)    Section 409A. It is intended that this Agreement and the Award will be exempt from (or in the alternative will comply with) Code Section 409A, and the Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 10(i) shall not be construed as a guarantee of any particular tax effect for the Participant’s benefits under the Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Code Section 409A or any other provision of the Code.

(j)    Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the

Company or the Committee, as the case may be, to implement the provisions and purposes of the Agreement and the Plan.

(k)    Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)    Clawback. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of the Company’s Incentive Compensation Clawback Policy or any other Company “clawback” policy or any applicable law related to such actions, as may be in effect from time to time. The Participant acknowledges and consents to the Company’s application, implementation, and enforcement of any applicable Company “clawback” policy that may apply to the Participant, whether adopted before or after the Date of Grant, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

(m)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Such on-line or electronic system shall satisfy notification requirements discussed in Section 10(d).

(n)    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, this Agreement and the Company’s Insider Trading Policy, which is posted to the Company’s website. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. Participant agrees to comply with the Company’s Insider Trading Policy and any related guidelines issued by the Company in the execution of any trades in Company stock. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of this Award or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor.
[Signature page follows.]

    IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Agreement as of the dates set forth below.

PARTICIPANT                    NEXTDECADE CORPORATION

By:                            By:
Date:                            Date: